合作总协议
General Agreement of Cooperation

2022 年11 月　　日
November,　　, 2022

Summit Networks Inc
Address:101-5289 Cambie St.
V5Z 0J5
Phone.604-336-5353
Emai:Sntwus@gmail.com

VIA EMAIL

Summit Networks Inc.(SNTW)与 Future Era Tech ltd.(FETECH) 两者的合作协议，是建立在美国证券交易委员会（SEC)政策框架基础上，平等协同，有利双方共赢。本合作协议下包含两个协议。

The cooperation agreement between Summit Networks Inc. (SNTW) and Future Era Tech Ltd. (FETECH) is based on the policy framework of the Securities and Exchange Commission (SEC) of the United States, which is equal and cooperative and beneficial to the win-win situation of both sides. There are two agreements under this cooperation agreement.

股票交易协议
Stock Exchange Agreement

Party A: Summit Networks Inc.

Party B：Future Era Tech Ltd.

双方协商达成如下交易条款；

Both parties have reached the following transaction terms through negotiation,

1，乙方同意支付 200,000 美元，以每股 0.04 美元购买甲方股票 5,000,000 股。

1. Party B agrees to pay USD200,000 to purchase 5,000,000 shares of Party A at a price of USD0.04 per share.

2，甲方同意这笔股票交易，并为乙方申请其中的 500,000 股为流通股。本次交易完成后，乙方成为 SNTW 股东。

2. Party A agrees to this stock transaction and applies 500,000 shares as tradable shares for Party B. After the completion of the transaction, Party B becomes the shareholder of Party A.

3，乙方要求：股票证书持股人为乙方或由乙方指定股东代表持有。

3. Party B requires that the share certificate shall be held by Party B or the shareholder representative designated by Party B.

4，甲方同意股票证书持有人名单按照乙方要求办理。

4. Party A agrees that the list of stock certificate holders shall be handled according to Party B's requirements.

此协议以 200,000 美元到账之日生效。
This agreement shall come into force on the date of receipt of USD200,000.

甲方(占 51%以上股东)
Party A: Summit Networks Inc.(Shareholder with over 51% shares of Party A)
签名 Signature：LIU SHU HUA

乙方（占 51%以上股东签字）
Party B: Future Era Tech Ltd. (Shareholder with over 51% shares of Party B
签名 Signature: Tianyang Liu

2022 年11 月　　日
November,　　, 2022

项目合作协议
Project Cooperation Agreement

Party A: Summit Networks Inc (SNTW)

Party B：Future Era Tech Ltd (FETECH)

双方合作采用乙方派出管理及技术操作人员的合作形式，开展成熟的新能源家用、商用及工业装备全球销售业务。在甲方下属公司 SUMNET (CANADA) INC.(SUMT)设立运营机构，并获得甲方子公司 SUMT 的独家经营权和管理权。共同完成甲方两年转入主板目标。Both parties adopt the cooperation form of management and technical operators dispatched by Party B, to carry out the mature global sales business of new energy household, commercial and industrial equipment. Establish an operating organization in SUMNET (CANADA) INC. (SUMT for short), the subsidiary of Party A, and obtain the exclusive operation and management rights of SUMT. Jointly complete the goal of transferring Party A to the motherboard in two years.

甲方的承诺和责任

Party A's commitment and responsibility

A, 甲方无任何抵押。乙方派遣团队进入 SUMT 公司，不承担甲方之前内部债务，账目清理后安全交接。

A. Party A has no mortgage. Party B shall send a team to SUMT, and Party B shall not be responsible for the previous internal debts of Party A. The accounts shall be handed over safely after being cleared.

B，乙方派遣团队获得甲方子公司 SUMT 独家经营权和管理权并自主经营，在符合加拿大法律及国税局的要求下运作业务。甲方将提供 SUMT 整套办公家具：会议桌和椅子，5 套写字台桌椅和电视柜等。

B. Party B sends a team to obtain the exclusive right of operation and management of SUMT, a subsidiary of Party A, and operate its business independently under the requirements of Canadian laws and the Internal Revenue Service. Party A will provide SUMT complete set of office furniture, conference tables and chairs, 5 sets of desks, tables and chairs, TV cabinets, etc.

C，完成合作文件在 SEC 上报完成后，甲方申请转板 QBQX，以支持乙方开展业务。并做好上市公司层面的推动和服务工作。

C. After the cooperation documents are submitted to the SEC, Party A applies for transferring to QBQX to support Party B's business. And do its utmost to promote and serve for getting listed companies.

D，甲方融资业务中，双方配合以获得华尔街投资人对新能源装备板块的支持，融资额的 50%，投入 SUMT，包括本次。

D. In Party A's financing business, both parties cooperated to obtain the support of Wall Street investors for the new

energy equipment sector. 50% of the financing amount was invested in SUMT, including this time.

E，SUMT 盈利 100%用于乙方派遣团队再发展新业务项目。
E. SUMT's profit is 100% used for Party B's team redevelopment of new business projects.

F，乙方派遣团队第一年前两个季度实现 SUMT 连续盈利为年度达标盈利的 50%，可以进入甲方获得一席董事职位。
F. In the first two quarters of the first year, SUMT continuous profits reached 50% of the annual standard profits by the Party B's team, and Party B can enter Party A to obtain a director position.

G，乙方派遣团队两年实现连续盈利达到甲方转主板利润指标，按进驻主板前增发股票以本次融资价格（0.04 美元一股）获得甲方控股权。如果乙方团队未能完成连续两年达到盈利指标，甲方将引进新的目标公司，但 SUMT 的独家经营管理权不变。
G. For two consecutive years, the profit reached the profit target of Party A's transferring to the mainboard by the Party B's team, and the SNTW holding right was obtained by issuing additional shares at this financing price (USD 0.04 per share) before entering the main board. If the Party B team fails to achieve the profitability target for two consecutive years, Party A will introduce a new target company, but Party B's exclusive management right of SUMT shall remain unchanged.

乙方的承诺和责任

Party B's commitment and responsibility

A，不承担 SUMT 公司原股东甲方的债务。

A. Party B will not bear the debts of Party A, which is the original shareholders of SUMT.

B, 并购后乙方派遣团队将获得 SUMT 的独家自主经营权和管理权

B. After the merger and acquisition, the team dispatched by Party B will obtain the exclusive right of independent operation and management of SUMT.

C，SUMT 业务再投入资金来源于自主经营利润，自主借款和甲方融资款的 50%, SUMT 自主经营后产生的债务和原股东没有关系，原股东不承担。

C. The reinvestment of SUMT business comes from the profit of independent operation, the independent debt by Party B and 50% of Party A financing. The debts incurred after SUMT's independent operation are not related to the original shareholders, for which the original shareholders will not bear.

D，甲方两年内融资额 50%投入 SNTW，要用于业务可持续发展。

D. Party A shall invest 50% of the financing amount in SNTW within two years for sustainable business development.

E，甲方实现 SEC 转主板要求的两年中，乙方派遣团队连续年度业绩指标达标，乙方以本次融资价格（0.04 美元一股）增发甲方股份，成为控股股东，获得甲方控股决策权。

E. In the two years when Party A met the requirements of SEC to become the main board, and the annual performance indicators reached the standard by Party B's team, Party B

shall issue additional Party A's shares at this financing price (USD0.04 per share), become the controlling shareholder, and obtain the controlling decision right of Party A.

F，并购后甲方原股东股票池锁定。乙方承诺转纳斯达克主板以稀释股比方式保护原股东利益，并承诺不缩减原股东池股票数量。

F. After the merger, the stock pool of Party A's original shareholders was locked. Party B promises to protect the interests of the original shareholders by transferring to the main board of NASDAQ in the form of diluted share ratio, and promises not to reduce the number of shares in the original shareholder pool.

本协议所有条款以中文释义为准。

All terms of this agreement shall be subject to the Chinese language.

本协议未尽事宜经甲乙双方协商可另行签补充协议。补充协议为本协议不可分割部分，具有同等法律效力。

For matters not covered in this agreement, a supplementary agreement can be signed by both parties through negotiation. The supplementary agreement is an integral part of this agreement and has the same legal effect.

本协议签字后生效。

This Agreement shall come into force upon signature.

甲方(占51%以上股东)

Party A: Summit Networks Inc.(Shareholder with over 51% shares of Party A)

签名 Signature：LIU SHU HUA

Liushuhua 刘淑华

乙方（占51%以上股东签字）

Party B: Future Era Tech Ltd. (Shareholder with over 51% shares of Party B

签名 Signature: Tianyang Liu 刘天扬

2022 年11 月　　日

November.　　, 2022